Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE ZOOM VIDEO
COMMUNICATIONS, INC.	Consol. C.A. No.: 1:20-cv-00797-GBW
STOCKHOLDER DERIVATIVE
LITIGATION

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated January 14, 2025, (the “Stipulation”), is made and entered into by and among the following Settling Parties,1 by and through their respective counsel of record: (i) plaintiff Suzanne Flannery (“Plaintiff”); (ii) individual defendants Eric S. Yuan, Kelly Steckelberg, Dan Scheinman, Carl M. Eschenbach, Johnathan Chadwick, Bart Swanson, Santiago Subotovsky, and Peter Gassner (collectively, the “Individual Defendants”); and (iii) nominal defendant Zoom Video Communications, Inc. (“Zoom” or the “Company,” and together with the Individual Defendants, the “Defendants”). This Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

I.	FACTUAL AND PROCEDURAL BACKGROUND

A.	Proceedings in this Derivative Action

On June 11, 2020, plaintiff Hugues Gervat (“Gervat”) filed a verified shareholder derivative complaint captioned Gervat v. Yuan, et al., C.A. No. 1:20-cv-00797-LPS (the “Gervat Action”) in the United States District Court for the District of Delaware (the “Court”) on behalf of Zoom against certain of the Defendants for breaches of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and for contribution under Sections 10(b), 20(a), and 21D of the Securities Exchange Act of 1934 (the “Exchange Act”).

[1]	All capitalized terms not otherwise defined are defined in section V.1.

On July 6, 2020, plaintiff Gervat and Defendants filed a Stipulation and [Proposed] Order to stay the Gervat Action until resolution of a motion to dismiss in the related federal securities action, captioned In re Zoom Securities Litigation, C.A. No. 3:20-cv-02353-JD (the “Securities Action”), filed in the United States District Court for the Northern District of California. The Court so-ordered the stipulation on July 10, 2020.

On July 30, 2020, plaintiff Sara Anderson (“Anderson”) filed a verified shareholder derivative complaint captioned Anderson v. Chadwick, et al., C.A. No. 1:20-cv-01023-LPS (the “Anderson Action”) in the Court against certain of the Defendants for breaches of fiduciary duties, waste of corporate assets, unjust enrichment, and for contribution under Sections 10(b), 20(a), and 21D of the Exchange Act.

On September 25, 2020, pursuant to a stipulation by plaintiffs Gervat and Anderson, and Defendants, the Court consolidated the Gervat Action and the Anderson Action under the caption In re Zoom Video Communications, Inc. Stockholder Derivative Litigation, Consol. C.A. No. 1:20- cv-00797-LPS (the “Derivative Action”), subject to a stay of proceedings pending the outcome of the motion to dismiss the Securities Action.

On February 8, 2021, Plaintiff Suzanne Flannery made a demand on the Company to inspect its books and records pursuant to title 8 §220 of the Delaware General Corporation Law (the “220 Demand”).

On October 27, 2021, after seeking, obtaining, and reviewing certain internal books and records from the Company pursuant to the 220 Demand, Plaintiff Suzanne Flannery filed a verified shareholder derivative complaint on behalf of the Company captioned Flannery v. Yuan, et al., C.A. No. 1:21-cv-01512-LPS (the “Flannery Action”) in the Court, asserting claims for breaches of fiduciary duty and unjust enrichment against certain of the Defendants.

On November 17, 2021, pursuant to a stipulation filed by the parties in the Flannery Action, Gervat Action, and Anderson Action, the Court further consolidated the Flannery Action into the Derivative Action, designated the complaint in the Flannery Action as the operative pleading in the Derivative Action, and designated the law firms of Gainey McKenna & Egleston, The Brown Law Firm, P.C., and Robbins LLP as Co-Lead Counsel for plaintiffs in the Derivative Action.

On February 16, 2022, the court in the Securities Action granted in part and denied in part the defendants’ motion to dismiss the consolidated complaint therein. Shortly thereafter, the defendants in the Securities Action filed a motion for reconsideration, which the court denied on March 8, 2023. Thus, the stay of this Derivative Action was lifted on March 8, 2023.

On June 12, 2023, Defendants filed an opening brief in support of their motion to dismiss the then-operative complaint in this Derivative Action.

On August 11, 2023, Plaintiff filed a Verified Stockholder Derivative Amended Operative Consolidated Complaint alleging claims for breaches of fiduciary duty and unjust enrichment against Defendants (the “Complaint”) (D.I. 28).2

Defendants filed their opening brief in support of their motion to dismiss the Complaint (the “Defendants’ Motion to Dismiss”) on October 13, 2023; Plaintiff filed an answering brief to Defendants’ Motion to Dismiss on December 22, 2023; and Defendants filed their reply brief in further support of Defendants’ Motion to Dismiss on January 26, 2024 (D.I. 36, 41, 47, 48, 49, 52, 55).

[2]

Former plaintiffs Gervat and Anderson were not named in the Complaint and thus are no longer parties in this Derivative Action. Former plaintiff Anderson will also respectfully request a service award for participating in the action. Pursuant to the Court’s November 17, 2021, Order Consolidating Cases and Appointing Co-Lead Counsel, the law firms of Gainey McKenna & Egleston, The Brown Law Firm, P.C., and Robbins LLP continue to serve as Co-Lead Counsel in this Derivative Action (D.I. 13).

On April 1, 2024, the Settling Parties filed a Notice informing the Court that they were engaged in good-faith material settlement discussions and requesting a temporary stay of any proceedings while the Settling Parties attempted to reach a proposed resolution of this Derivative Action (D.I. 57).

B.	Settlement Efforts

In May 2022, the Parties (and the plaintiffs in the Gervat Action and Anderson Action) agreed to attend a mediation before the Honorable Layn R. Phillips (Ret.) of Phillips ADR (the “Mediator”), scheduled for May 23, 2022. Prior to submitting their mediation statement, plaintiffs in the Flannery Action, Gervat Action, and Anderson Action sent a joint settlement demand to Defendants. Plaintiffs in the Flannery Action, Gervat Action, and Anderson Action and Defendants submitted their respective mediation statements on May 13, 2022.

On May 23, 2022, plaintiffs in the Flannery Action, Gervat Action, and Anderson Action and Defendants participated in an all-day mediation overseen by the Mediator, but were unable to reach a resolution.

In the following months, the Settling Parties continued their arm’s-length, good faith settlement negotiations and ultimately agreed in principle to the material terms of the Settlement, including certain corporate governance reforms to be implemented by Zoom (the “Governance Reforms”).

After reaching an agreement on the consideration for the Settlement, the Settling Parties separately negotiated an appropriate amount of attorneys’ fees and litigation expenses to be paid to Plaintiff’s Counsel for the substantial benefits conferred upon Zoom through Plaintiff’s Counsel’s efforts. The Parties have agreed that Defendants and/or their insurers shall pay Plaintiff’s Counsel attorneys’ fees and expenses in the total amount of $1,350,000 (the “Fee and Expense Amount”), subject to Court approval.

The Settling Parties believe that the Stipulation is in the best interests of Zoom and its current stockholders, and that the Stipulation confers substantial benefits upon Zoom and its stockholders.

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that this Derivative Action has substantial merit, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in this Derivative Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trial and possible appeals. Plaintiff’s Counsel also take into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent challenges of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Action.

Plaintiff’s Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Zoom’s internal books and records regarding the alleged wrongdoing, which were produced in connection with the 220 Demand; (ii) reviewing Zoom’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (iii) reviewing related media reports about the Company; (iv) researching applicable law with respect to the claims alleged in the Derivative Action and potential defenses thereto; (v) preparing and filing the complaints; (vi) conducting damages analyses; and (vii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Governance Reforms.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, adequate, and confers substantial benefits upon Zoom. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Zoom and has agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied, and continue to deny, each and all of the claims alleged by Plaintiff in the Derivative Action, and the Individual Defendants have expressly denied, and continue to deny, all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Action. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Action. Defendants have, therefore, determined that it is in the best interests of Zoom for the Derivative Action to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	INDEPENDENT DIRECTOR APPROVAL

Zoom’s Board of Directors (the “Board”), including each of its independent, non-defendant directors, in a good faith exercise of business judgment, has determined that: (i) the Settlement confers a substantial benefit upon Zoom and its stockholders; and (ii) the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Zoom and its stockholders.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Derivative Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1. “Anderson Action” means the derivative action styled as Anderson v. Chadwick, et al., Civil Action No. 1:20-cv-01023-LPS (D. Del.).

1.2. “Court” means the United States District Court for the District of Delaware.

1.3. “Current Zoom Stockholders” means any Person who holds of record or beneficially owns, Zoom common stock as of the date of the execution of this Stipulation and continues to hold their Zoom common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of Zoom, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.4. “Defendants” means, collectively, nominal defendant Zoom and the Individual Defendants.

1.5. “Defendants’ Counsel” means Cooley LLP and Morris, Nichols, Arsht & Tunnel LLP.

1.6. “Derivative Action” means this derivative action styled as In re Zoom Video Communications, Inc. Stockholder Derivative Litigation, Consol. Civil Action No. 1:20-cv-00797- GBW (D. Del.).

1.7. “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred.

1.8. “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.9. “Flannery Action” means the derivative action styled as Flannery v. Yuan, et al., Civil Action No. 1:21-cv-01512-LPS (D. Del.).

1.10. “Gervat Action” means the derivative action styled as Gervat v. Yuan, et al., Civil Action No. 1:20-cv-00797-LPS (D. Del.).

1.11. “Individual Defendants” means defendants Eric S. Yuan, Kelly Steckelberg, Dan Scheinman, Carl M. Eschenbach, Johnathan Chadwick, Bart Swanson, Santiago Subotovsky, and Peter Gassner.

1.12. “Judgment” means the [Proposed] Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.13. “Long-Form Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit C.

1.14. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15. “Plaintiff” means Suzanne Flannery.

1.16. “Plaintiff’s Counsel” means Gainey McKenna & Egleston, The Brown Law Firm, P.C., and Robbins LLP.

1.17. “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order, substantially in the form attached hereto as Exhibit B, approving the form of the notice of the Settlement to Current Zoom Stockholders and method of giving notice, and scheduling a Settlement Hearing.

1.18. “Related Persons” means: (i) with regard to any individual, his/her/their respective spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to any entity (i.e., non-individual), its respective past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling stockholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Zoom.

1.19. “Released Claims” means all Released Plaintiff’s Claims and all Released Defendants’ Claims.

1.20. “Released Defendants’ Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.30 below), that arise out of or relate to the institution, prosecution, assertion, settlement, or resolution of the Derivative Action.

1.21. “Released Defendants’ Persons” means each and all of the Individual Defendants, Zoom, and each and all of their Related Persons. “Released Defendants’ Person” means, individually, each of the Released Defendants’ Persons.

1.22. “Released Plaintiff’s Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.30 below), existing derivatively on behalf of Zoom by Plaintiff or any other stockholder of Zoom that arise out of or relate to: (i) the allegations asserted in the Derivative Action; or (ii) the Settlement, except for any claims to enforce the Settlement.

1.23. “Released Plaintiff’s Persons” means each and all of Plaintiff, Current Zoom Stockholders, Zoom, and each and all of their Related Persons. “Released Plaintiff’s Person” means, individually, each of the Released Plaintiff’s Persons.

1.24. “Released Persons” means all Released Plaintiff’s Persons and all Released Defendants’ Persons.

1.25. “Securities Action” means the federal securities class action filed in the U.S. District Court for the Northern District of California styled as In re Zoom Securities Litigation, Civil Action No. 20-cv-02353-JD.

1.26. “Settlement” means the settlement and compromise of the Derivative Action as provided for herein.

1.27. “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.28. “Settling Parties” means, collectively, Plaintiff and Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.29. “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit D.

1.30. “Unknown Claims” means any Released Claims which Plaintiff or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

1.31. “Zoom” or the “Company” means nominal defendant Zoom Video Communications, Inc., a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

2.	Terms of the Settlement

2.1 As a result of the filing, prosecution, and settlement of the Derivative Action, Zoom shall, within thirty (30) days of the Effective Date, adopt resolutions and amend appropriate committee charters to ensure adherence to the corporate governance reforms identified in Exhibit A attached hereto for a period of no less than three (3) years. Defendants acknowledge and agree that the corporate governance reforms identified in Exhibit A are significant and confer substantial benefits upon Zoom and Current Zoom Stockholders. Defendants also acknowledge that Plaintiff’s investigation, prosecution, and settlement of the derivative claims was a substantial factor in their agreement to implement and maintain the corporate governance reforms set forth in Exhibit A.

3.	Approval and Notice

3.1. Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Zoom Stockholders; and (iii) a date for the Settlement Hearing.

3.2 Notice to Current Zoom Stockholders shall consist of a Long-Form Notice, which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as a Summary Notice, substantially in the form attached hereto as Exhibit D.

3.3 Zoom shall undertake the administrative responsibility for giving notice to Current Zoom Stockholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its shareholders. Within fourteen (14) business days after the entry of the Preliminary Approval Order, Zoom shall cause: (i) the Stipulation of Settlement and Long-Form Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing (“Settlement Form 8-K”), (ii) the Summary Notice to be published one time in the national edition of Investors’ Business Daily, and (iii) the Settlement Form 8-K and its attachments to be published on the “Investor Relations” portion of the Company’s website, which shall remain posted thereto through at least the Effective Date of the Settlement. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Zoom. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Zoom Stockholders pursuant to applicable law and due process.

3.4 The Settling Parties believe the content and manner of the notice of the Settlement constitutes adequate and reasonable notice to Current Zoom Stockholders pursuant to applicable law and due process.

3.5 Pending the Court’s determination as to final approval of the Settlement, Plaintiff is barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	Attorneys’ Fees and Reimbursement of Expenses

4.1 In consideration of the substantial benefits conferred upon Zoom as a direct result of the Settlement and the efforts of Plaintiff and Plaintiff’s Counsel in this Derivative Action, and subject to Court approval, the Parties have agreed that Plaintiff’s Counsel shall receive attorneys’ fees and expenses in the total amount of $1,350,000 (the “Fee and Expense Amount”). The Fee and Expense Amount shall be paid by Defendants and/or their insurers. The independent directors of Zoom’s Board, in the good faith exercise of their business judgment, have approved the agreed- to Fee and Expense Amount in light of the substantial benefits conferred upon Zoom as a result of the Settlement and Plaintiff’s Counsel’s efforts in this litigation.

4.2 The Fee and Expense Amount or such other amount as may be awarded by the Court shall constitute final and complete payment for Plaintiff’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Derivative Action. Defendants shall cause the Fee and Expense Amount to be paid into an escrow account controlled by Robbins LLP within twenty (20) business days of the entry of an order from the Court preliminarily approving the settlement (and upon provision by Plaintiff’s Counsel of all required funding information and tax identification numbers), and shall be immediately releasable upon entry of an order granting final approval of the Settlement and approving the Fee and Expense Amount or such other amount as may be awarded by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the settlement or any part thereof. Plaintiff’s Counsel shall be severally obligated to make refunds or repayment of such applicable amount received directly to the funding insurer if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Court’s approval of the Settlement is reversed, or the Fee and Expense Amount is reduced or reversed, or the Effective Date for any reason does not occur. In the event that the Judgment fails to become Final as defined in paragraph 1.8 herein, then Plaintiff’s Counsel shall be severally obligated to make appropriate refunds or repayments to the Defendants’ insurers of any attorneys’ fees and expenses previously paid within fifteen (15) business days from receiving notice from Defendants’ Counsel of written payment instructions and tax information.

4.3 Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiff’s Counsel and/or to any other person who may assert some claim thereto. Any dispute regarding any allocation of fees or expenses among Plaintiff’s Counsel shall have no effect on the Settlement.

4.4 The Settling Parties further stipulate that Plaintiff’s Counsel may apply to the Court for service awards of up to $5,000 for Plaintiff and for former plaintiff Anderson, only to be paid upon Court approval, and to be paid from Plaintiff’s Counsel’s Fee and Expense Amount in recognition of the benefit Plaintiff and former plaintiff Anderson helped create for Zoom. The failure of the Court to approve any requested service awards, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Zoom nor any of the Individual Defendants shall be liable for any portion of any service awards.

5. Releases

5.1. Upon the Effective Date, Released Plaintiff’s Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Plaintiff’s Claims (including Unknown Claims) against the Released Defendants’ Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.2. Upon the Effective Date, each of the Released Defendants’ Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims (including Unknown Claims) against the Released Plaintiff’s Persons and any and all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. the Settlement is preliminarily approved and the content and method of providing notice of the proposed Settlement to Current Zoom Stockholders is approved by the Court;

b. notice of the Settlement is disseminated to Current Zoom Stockholders;

c. the Judgment is entered by the Court, without awarding costs to any party, except as provided herein; and

d. the Judgment becomes Final.

6.2 If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (i) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Action on the date immediately prior to the execution of this Stipulation; (ii) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (iii) the Fee and Expense Amount paid to Plaintiff’s Counsel shall be refunded and returned in accordance with paragraph 4.2; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose.

7. Miscellaneous Provisions

7.1 The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, rules governing professional conduct.

7.4 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Action. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Action, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Action or with respect to any of the claims settled in the Derivative Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.

7.5 This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.6 This Stipulation shall be deemed drafted equally by all Settling Parties.

7.7 No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.8 Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.9 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.10 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

7.11 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.12 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.13 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles.

7.14 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of January 14,2025.

GAINEY MCKENNA & EGLESTON	COOLEY LLP

/s/ Thomas J. MeKenna	/s/ Patrick Gibbs
Thomas J. MeKenna	Patrick Gibbs
Gregory M. Egleston	3175 Hanover Street
260 Madison Avenue, 22nd Floor	Palo Alto, CA 94304
New York, NY 10016	Telephone: (650) 843-5535
Telephone: (212) 983-1300	E-mail: pgibbs@cooley.com
E-mail: tjmckenna@gme-law.com
gegleston@gme-law.com	Koji Fukumura
Ryan Blair
Co-Lead Counsel for Plaintiffs	10625 Science Center Drive
San Diego, CA 92121
THE BROWN LAW FIRM, P.C.	Telephone: (858) 550-6000
E-mail: kfukumura@cooley.com
rblair@cooley.com
/s/ Timothy Brown
Timothy Brown	Timothy Cook
767 Third Avenue, Suite 2501	500 Boylston Street
New York, NY 10017	Boston, MA 02116
Telephone: (516) 922-5427	Telephone: (617) 937-2400
Facsimile: (516) 344-6204	E-mail: tcook@cooley.com
E-mail: tbrown@thebrownlawfirm.net
Co-Lead Counsel for Plaintiffs

ROBBINS LLP	MORRIS, NICHOLS, ARSHT &
TUNNEL LLP
D. McKinley Measley (#5108)
/s/ Brian J. Robbins	1201 N. Market Street
Brian J. Robbins	P.O. Box 1347
Stephen J. Oddo	Wilmington, DE 19899
Kevin A. Seely	Telephone: (302) 658-9200
Ashley R. Rifkin	E-mail: dmeasley@mnat.com
5060 Shoreham Place, Suite 300
San Diego, CA 92122	Counsel for Defendants
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: brobbins@robbinsllp.com soddo@robbinsllp.com kseely@robbinsllp.com arifkin@robbinsllp.com

Counsel for Plaintiff Suzanne Flannery and
Co-Lead Counsel for Plaintiffs

COOCH AND TAYLOR, P.A.
Blake A. Bennett (#5133)
The Brandywine Building 1000 N. West Street, Suite 1500
Wilmington, DE 19899
Telephone: (302) 984-3800
Facsimile: (302) 984-3939
E-mail: bbennett@coochtaylor.com

FARNAN LLP
Brian E. Farnan (#4089)
Michael J. Farnan (#5165) 919 N. Market St., 12th Floor
Wilmington, DE 19801
Telephone: (302) 777-0300
E-mail: bfarnan@farnanlaw.com mfarnan@farnanlaw.com

BIELLI & KLAUDER, LLC
Ryan M. Ernst (#4788)
1204 N. King Street
Wilmington, DE 19801
Telephone: (302) 803-4600
E-mail: rernst@bk-legal.com

Co-Liaison Counsel for Plaintiffs

EXHIBIT A

EXHIBIT A

CONFIDENTIAL – FOR SETTLEMENT ONLY

In re Zoom Video Communications, Inc. Stockholder Derivative Litigation, 1:20-cv-00797- GBW (“Derivative Litigation”)

CORPORATE GOVERNANCE TERM SHEET

The Board of Directors (the “Board”) of Zoom Video Communications, Inc. (“Zoom” or “the Company”) or an appropriate committee thereof shall adopt resolutions and amend committee Charters and/or its Corporate Governance Guidelines and/or applicable corporate policies to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect for no less than three (3) years. Any Corporate Governance Reforms requiring approval by the Board or a committee thereof shall be adopted by the Board or an appropriate committee thereof by the later of (a) thirty (30) business days of issuance of an order approving the settlement (“Settlement Approval”) or (b) the next regular meeting of the relevant body following the Settlement Approval. Defendants acknowledge that Plaintiffs’ investigation, prosecution, and settlement of the derivative claims was a substantial factor in causing the Company to implement and maintain the following Corporate Governance Reforms.

I. BOARD OF DIRECTORS

A.	Enhanced Board Independence

The Company’s Corporate Governance Guidelines requires that a “majority” of the Board must be independent. Zoom shall revise its Corporate Governance Guidelines to require that at least three-quarters (75%) of the members of the Board be independent within the meaning of the Nasdaq listing standards.

The Board shall make an annual determination regarding the independence of each Independent Director. Together with the Nominating and Corporate Governance Committee, the full Board shall review all disclosures regarding director independence in its Proxy Statements for the annual meeting of the Company’s shareholders. Such review shall include an evaluation of any relationships that might compromise the directors’ independence. The Company shall determine that the disclosures in the Proxy Statement accurately describe information concerning each directors’ background, employment, affiliations, and independence based on the director and officer’s questionnaire that each director will complete prior to the filing of the Proxy Statement with the SEC.

B.	Director Training and Continuing Education

Each director shall annually attend at least one training course on Corporate Governance Guidelines and Best-in-Class Practices developed by the National Association of Corporate Directors (“NACD”), or may attend Stanford Director’s College or a similar nationally recognized corporate director education provider. Alternatively, the Company’s outside corporate counsel may provide such corporate governance training for each director, which may include, among other things, compliance with laws and regulations, assessment of risk, reporting requirements for publicly traded corporations, and disclosure-related laws, regulations, policies, and procedures. The Company shall cover reasonable expenses for the attendance at such programs.

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C.	Board Self Evaluations

The Company’s Corporate Governance Guidelines shall provide that the annual performance reviews for the members of the Board and its Committees shall include an evaluation of adequacy of resources made available to the members, the sufficiency of time available for the Board member to devote to his or her duties to the Company, and the transparency and flow of information from management to the members. The self-evaluations shall be conducted by the Company’s outside corporate counsel, who shall review the results with the Board and make proposals, if applicable, for improvements concerning any identified deficiencies.

II.	ENHANCEMENTS TO THE DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee Charter shall include provisions, or shall otherwise provide, that:

1.	The Audit Committee shall receive quarterly reports from the Disclosure Committee on any material disclosure issues;

2.

The Audit Committee shall obtain input from management representatives, including the Disclosure Committee and CCO, as necessary, to support its review of the Company’s disclosures in SEC filings, including with respect to: (i) the Company’s internal controls over its financial reporting; (ii) the financial performance of Zoom’s business segments; (iii) legal and regulatory compliance; (iv) accounting policies; (v) the Company’s compliance with domestic and international data protection and consumer privacy laws and regulations; (vi) other operations, enterprise risks, and compliance matters that may have a material impact on the Company’s operational performance, financial health, balance of risk, stability, and liquidity, and (vi) any other material matters required to be disclosed under state and federal securities laws and regulations;

3.

The Audit Committee shall review those financial statements included in the Company’s Form 10-Q, Form 10-K, and earnings releases on Form 8-K. Management shall provide the Audit Committee with its proposed earnings guidance prior to its issuance;

4.

The Audit Committee shall review earnings call transcripts within thirty (30) days of publication to confirm that public statements by Zoom executives on such calls match what was known about the Company’s financial condition and outlook at the time such statements were made;

5.

The Audit Committee shall receive quarterly reports from the Company’s Chief Compliance and Ethics Officer (“CCO”) in order to assist the Audit Committee with its oversight responsibilities, including monitoring the Company’s compliance with public reporting requirements as well as internal risk assessment and internal reporting, and its oversight of the Company’s compliance with applicable laws and regulations, including those relating to public disclosures about the Company’s business affairs, financial reporting, and risk exposure; and

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6.	The Audit Committee shall annually receive a report listing all trades in Zoom securities engaged by Section 16 officers.

III.	MANAGEMENT-LEVEL DISCLOSURE COMMITTEE

A. Function

The Company agrees to further formalize its management-level Disclosure Committee (“Disclosure Committee”) and will adopt a formal charter for the Disclosure Committee. The Disclosure Committee will evaluate and assess its charter and its performance annually or upon the occurrence of certain material events. Any changes to the Disclosure Committee’s charter must be approved by the Certifying Officers (defined below).

The function of the Disclosure Committee will be to help the Company ensure that all public disclosures made by the Company to its security holders or the investment community, including those in its U.S. Securities and Exchange Commission (“SEC”) filings, should (i) be accurate, complete, and timely; (ii) fairly present the Company’s financial condition, results of operations, and cash flows in all material respects; and (iii) meet any other applicable laws and stock exchange requirements. The Disclosure Committee shall hold regular meetings prior to each annual and quarterly filing required by the Securities Exchange Act of 1934 (the “Exchange Act”) and ad-hoc meetings from time to time as directed by the Disclosure Committee Chairperson.

B. Composition

The Disclosure Committee members shall consist of the Company’s Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”), General Counsel or Chief Legal Officer, CCO, Corporate Controller, Chief Accounting Officer, Chief Audit Officer, and other senior officers and/or representatives from certain key functional areas of the Company. Additional committee members may be appointed and/or removed by the CFO, COO or Chief Legal Officer (the “Certifying Officers”) at any time. One member of the Disclosure Committee will be designated the Committee’s Chairperson by the Certifying Officers. The Disclosure Committee Chairperson shall schedule and preside over meetings and ensure the timely preparation of agendas and written minutes from meetings. Any interpretation of the Charter or the Disclosure Committee’s procedures shall be made by the Disclosure Committee Chairperson. The Disclosure Committee Chairperson will report at least quarterly to the Audit Committee of the Board and at least annually to the full Board.

C. Duties and Responsibilities

The Disclosure Committee shall have the following duties and responsibilities:

1.

Assist the Company’s officers with establishing and maintaining Disclosure Controls Policies and Procedures designed to ensure that information required to be disclosed by the Company in its filings with the SEC and other information that the Company discloses to the investment community is recorded, processed, summarized, and reported accurately and timely, including policies and procedures for evaluating periodic and ad hoc disclosures, as well as procedures and policies for periodically assessing the effectiveness of the Company’s Disclosure Controls;

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2.

Assist the Company’s officers with evaluating the integrity and effectiveness of the Company’s Disclosure Controls as of the end of the period covered by each SEC Periodic Report filed by the Company with the SEC and any amendments to those reports; including through the use of outside consultants as the Committee deems useful and appropriate;

3.	The Disclosure Committee may base its review and any suggested revision of the Disclosure Controls and Procedures on the following factors:

a.

Control Environment: The directives of the Board and Audit Committee; the integrity and ethical values of the Company’s officers and employees, including the “tone at the top”; the Company’s Code of Business Conduct and Ethics; and the philosophy and operating style of management, including how employees are organized and how authority is delegated.

b.	Risk Assessment: The identification and analysis of relevant risks to achieving the goal of accurate and timely disclosure, forming a basis for determining how the risks should be managed.

c.	Control Activities: The procedures to ensure that necessary actions are taken to address and handle risks to achievement of objectives.

d.	Materiality: The analysis of determining the materiality of information and the disclosure obligations arising from such decisions.

e.	Information and Communication: The accumulation, delivery and communication of information throughout (i.e., up, down and across) the organization.

f.

Monitoring: The assessment of the quality of the financial reporting systems over time through ongoing monitoring and separate evaluations, including through regular management supervision and reporting of deficiencies upstream.

4.	Review all information pertinent to the preparation and evaluation of SEC Periodic and Current Reports;

5.

At least on a quarterly basis, the Chair of the Disclosure Committee shall provide an oral update to the Audit Committee regarding any material disclosure issues or concerns. The updates shall include, among other things, any recommendations made by the Disclosure Committee; and

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6.

Provide a sub-certification to the Certifying Officers before filing each SEC Periodic Report as to (i) the Disclosure Committee’s compliance with the Company’s Disclosure Committee Charter, and (ii) the Disclosure Committee’s conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls.

In order to execute its responsibilities, the Disclosure Committee shall have full access to all Company books, records, facilities, and employees, including independent auditors.

IV.	WHISTLEBLOWER POLICY

The Company maintains a written policy protecting whistleblowers, which the Company has named its “Speak Up Policy” (the “Whistleblower Policy”). The Company shall amend the Whistleblower Policy to clarify that a report to law enforcement agencies may be made instead of, or in addition to, a report directly to the Company through its management or the Company’s reporting hotline.

CREDIT FOR ACTIONS TAKEN IN RESPONSE TO PLAINTIFF’S INVESTIGATION

AND PROSECUTION OF THE DERIVATIVE ACTIONS

Zoom acknowledges that Plaintiffs’ investigation, litigation, and settlement efforts were a substantial factor to the changes, modifications, and improvements to Zoom’s corporate governance and business ethics practices that are identified in the following Sections V.A. and VI. In addition, Section V.B. below identifies further enhancements to the Company’s new Cybersecurity Risk Management Committee (“Cybersecurity Committee”), which the Company agrees to implement as a result of the Settlement.

V.	BOARD-LEVEL CYBERSECURITY RISK MANAGEMENT COMMITTEE

A. Zoom Video established a new Cybersecurity Committee. The Charter of the Cybersecurity Committee states the primary responsibility of its members shall be to assist the Board in fulfilling its oversight responsibility with respect to the management of risks regarding the Company’s information technology use and protection, cybersecurity, and product security. The responsibilities of the Cybersecurity Committee include:

1.

Information Technology and Network Systems. The Cybersecurity Committee shall oversee the quality and effectiveness of the Company’s policies and procedures with respect to its information technology and network systems, including encryption, network security and data security, as well as access to such systems.

2.

IT/Engineering Security Funding. The Cybersecurity Committee shall oversee the Company’s information technology senior management team relating to budgetary priorities based, in part, on assessing risk associated with various perceived threats.

3.	Incident Response. The Cybersecurity Committee shall review and provide oversight on the policies and procedures of the Company in preparation for responding to any data security incidents.

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4.	Disaster Recovery. The Cybersecurity Committee shall review periodically with management the Company’s disaster recovery, business continuity, and business resiliency capabilities.

5.

Compliance Risks and Audits. The Cybersecurity Committee shall oversee the Company’s management of internal and external risks related to its information technology systems and processes, including encryption, network security, data security, risk management frameworks, and any internal or third party audits of such systems and processes.

6.

Access Controls. The Cybersecurity Committee shall review with management the quality and effectiveness of IT systems and processes that relate to the Company’s internal access control systems, including physical, organizational, and technical security.

7.	Cyber Insurance. The Cybersecurity Committee shall review the Company’s cyber insurance policies to ensure appropriate coverage.

8.

Product Security. The Cybersecurity Committee shall review periodically with management the risks related to the security of and access to customer data through use of the Company’s products and services.

B. As part of the Settlement, Cybersecurity Committee Charter shall be amended to include provisions, or shall otherwise provide, that:

1.	The Cybersecurity Committee shall meet at least quarterly, and more often if necessary to fulfill its oversight responsibilities; and

2.

The Cybersecurity Committee shall report to the Board at least quarterly regarding any material information concerning, among other things: (i) the quality and effectiveness of the Company’s information technology and network systems, including encryption, network security, data security, risk management frameworks; (ii) internal and external risks related to the Company’s information technology systems and processes; and (iii) risks related to the security of and access to customer data through use of the Company’s products and service, including any data security incidents and the Company’s response thereto.

VI.	INSIDER TRADING CONTROLS

The Company maintains an insider trading policy (the “Insider Trading Policy”) in order to take an active role in the prevention of insider trading violations by its officers, members of the Board, employees and other related individuals. Such individuals shall receive training to comply with the Insider Trading Policy and insider trading laws, rules, and regulations.

The Insider Trading Policy provides that each “officer” for the purpose of Section 16 of the Exchange Act (“Section 16 Officers”) and each director may only trade in the Company’s stock via a 10b5-1 trading plan that meets specific requirements provided under the Company’s 10b5-1 guidelines (the “10b5-1 Guidelines”). The Company amended the 10b5-1 Guidelines in the first quarter of 2023. The amended 10b5-1 Guidelines provide that any 10b5-1 trading plan must meet the following requirements:

1.	The trading must be in writing and signed by the person adopting the trading plan (“Participant”).

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2.	The trading plan must be adopted at a time when:

a.	the Participant is not aware of any material nonpublic information; and

b.	there is no quarterly, special or other trading blackout in effect with respect to the Participant.

3.	The trading plan must be entered in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

4.

The trading plan must include a representation certifying that, at the time of adoption or modification, the Participant: (i) is not aware of any material nonpublic information about the Company or its securities and (ii) is adopting the trading plan in good faith and not as part of a scheme to evade the prohibitions of Section 10(b) of the Exchange Act.

5.

The Participant may not have entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to the trading plan and must agree not to enter into any such transaction while the trading plan is in effect.

6.

The first trade under the trading plan may not occur until the expiration of the applicable waiting period (“Waiting Period”) as follows: (i) for Section 16 Officers and directors, after the later of (a) 90 calendar days after adoption of the trading plan or (b) two business days after the release of the Company’s financial results in a Form 10- Q/10-K for the fiscal period in which the trading plan was adopted (subject to a maximum of 120 days after adoption of the trading plan) and (ii) for all other Participants, the later of (a) 45 calendar days after adoption of the trading plan or (b) the completion of the quarterly blackout period following adoption of the trading plan.

7.

Other than plans providing for nondiscretionary sell-to-cover transactions to satisfy tax withholding obligations arising exclusively from the vesting of restricted stock or restricted stock units (“Qualified Sell-to-Cover Transactions”), trading plans that are designed to effect the open-market purchase or sale of Company securities as a single trade may only be entered into once per 12-month period.

8.	The trading plan must have a minimum term of one year (starting from when trades may first occur in accordance with these requirements) and a maximum term of 24 months.

9.	All transactions during the term of the trading plan (except for certain limited exceptions identified in the Company’s Insider Trading Policy) must be conducted through the trading plan.

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10.	Regarding modifications (as distinct from terminations of the trading plan, which are covered below):

a.	All Participants must pre-clear any modification of a trading plan with the Company’s General Counsel or our Chief Financial Officer (“Compliance Officer”).

b.

Any trading plan may only be amended or modified to change the amount, price, or timing of the purchase or sale of the securities underlying a trading plan (a “Material Modification”) when the person modifying the trading plan is not aware of material nonpublic information and there is no quarterly, special, or other trading blackout in effect with respect to the Participant.

c.	Any Material Modification must include the representations set forth under paragraph 4 above.

d.

The first trade under the modified trading plan following a Material Modification may not occur until after the expiration of the applicable Waiting Period measured from the date of the Material Modification.

e.

The modified trading plan must have a minimum duration of one year from the time when trades may first occur under the modified plan in accordance with these requirements and a maximum term of 24 months.

11.	Within the one-year period preceding the Material Modification or adoption of a trading plan, a person may not have otherwise made a Material Modification or adopted a plan more than once.

12.

A Participant may only have one trading plan in effect at a time. However, if a Participant enters into separate contracts at the same time with different agents to execute trades that are collectively compliant with Rule 10b5-1, such contracts may be treated as a single trading plan, and a Material Modification of any such contract will be considered a Material Modification of the other such contracts. In addition, a Participant may, during the term of an existing plan, enter into one new trading plan to replace the existing trading plan provided that the first trade under the new trading plan does not occur until all trades under the existing trading plan are completed or expire without execution; provided, however, that if a Participant terminates the existing plan after adoption of the replacement plan but prior to the existing plan’s scheduled expiration, the Participant’s trades may not commence under the replacement plan until the expiration of the applicable Waiting Period, measured from the date of termination of the existing plan. This restriction on overlapping plans does not apply to plans providing for Qualified Sell-to-Cover Transactions.

13.

A trading plan may be terminated at any time prior to scheduled termination date, but an early termination may result in the loss of the protection of the trading plan with respect to all trades that have occurred under the trading plan. Participants are discouraged from terminating a trading plan while in possession of material nonpublic information and/or when a quarterly, special, or other trading blackout is in effect. If a Participant person terminates a trading plan prior to its stated duration, they may not trade in the Company’s securities until after the later of (i) the completion of the next quarterly blackout period after termination (or, if the plan is terminated during a quarterly blackout period, the end of that blackout period) and (ii) forty-five (45) calendar days after termination.

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14.	The Company and its Compliance Officer must be promptly notified in writing of any modification or termination of the trading plan, including any suspension of trading under the plan.

15.	If the trading plan grants discretion to a stockbroker or other person with respect to the execution of trades under the plan:

a.	trades made under the trading plan must be executed by someone other than the stockbroker or other person who executes trades in other securities for the Participant;

b.	the Participant may not confer with the person administering the trading plan regarding the Company or its securities; and

c.	the person administering the trading plan must provide prompt notice to the Company of the execution of a transaction pursuant to the plan.

16.	All transactions under the trading plan must be in accordance with applicable law.

17.

The trading plan (including any modified trading plan) must meet such other requirements as the Compliance Officer may determine. All requests for exceptions to or waivers of the requirements described herein must be reviewed and approved by the Compliance Officer.

18.	The trading plan must be filed with the Compliance Officer with an executed certificate stating that the trading plan complies with Rule 10b5-1 and the criteria set forth above.

19.

For Section 16 Officers and directors, each trading plan must provide that the broker will provide notice of any trades under the trading plan to the individual and the Company in sufficient time to allow for timely filings under the Exchange Act.

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EXHIBIT C

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE ZOOM VIDEO
COMMUNICATIONS, INC.	Consol. C.A. No. 20-cv-797-GBW
STOCKHOLDER DERIVATIVE
LITIGATION

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER

DERIVATIVE ACTION

TO:	ALL OWNERS OF THE COMMON STOCK OF ZOOM VIDEO COMMUNICATIONS, INC. (“ZOOM” OR THE “COMPANY”) CURRENTLY AND AS OF JANUARY 14, 2025 (“CURRENT ZOOM STOCKHOLDERS”):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A ZOOM STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE SETTLEMENT AND FROM PURSUING THE “RELEASED CLAIMS” IN THE STIPULATION OF SETTLEMENT.

IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT OR THE AMOUNT OF ATTORNEYS’ FEES AND EXPENSES DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the District of Delaware (the “Court”), that a proposed settlement has been reached by the parties to the above-captioned stockholder derivative action brought on behalf and for the benefit of Zoom, titled In re Zoom Video Communications, Inc. Stockholder Derivative Litigation (the “Derivative Action”).1

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All capitalized terms herein have the same meanings as set forth Settling Parties’ Stipulation of Settlement dated January 14, 2025 (the “Stipulation”), which is available for viewing on the website of Zoom at https://investors.zoom.us.

As explained below, a hearing will be held on July 1, 2025 at 11:00 a.m., before the Honorable Gregory B. Williams, at the U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 North King Street, Courtroom 6B, Wilmington, Delaware 19801, or by telephone or videoconference (in the discretion of the Court) (the “Settlement Hearing”), at which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing. The date and time of the Settlement Hearing may change without further written notice to Zoom stockholders, or the Court may decide to conduct the Settlement Hearing by video or telephonic conference, or otherwise allow Zoom stockholders to appear at the hearing by telephone or video, without further written notice to Zoom stockholders. In order to determine whether the date and time of the Settlement Hearing have changed, or whether Zoom stockholders must or may participate by telephone or video, it is important that you monitor the Court’s docket and the “Investor Relations” section of Zoom’s website, https://investors.zoom.us, before making any plans to attend the Settlement Hearing.

The terms of the Settlement are set forth in the Stipulation and summarized in this Long- Form Notice. If approved by the Court, the Settlement will fully resolve the Derivative Action, including the dismissal of the Derivative Action with prejudice. For a more detailed statement of the matters involved in the Derivative Action, the Settlement, and the terms discussed in this Long- Form Notice, the Stipulation may be inspected at the Clerk of Court’s office, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 North King St., Unit 18, Wilmington, Delaware 19801-3570. The Stipulation is also available for viewing on the website of Zoom at https://investors.zoom.us. For a fee, all papers filed in the Derivative Action are available at www.pacer.uscourts.gov.

This Long-Form Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Action, but is merely to advise you of the pendency and settlement of the Derivative Action.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Zoom. The Settlement will result in changes to the Company’s corporate governance, not in payment to individual stockholders, and accordingly, there will be no claims procedure.

I.	THE DERIVATIVE ACTION

The Derivative Action is brought by Plaintiff solely on behalf of and for the benefit of Zoom and against the Individual Defendants for alleged breaches of fiduciary duties and unjust enrichment in connection with Zoom’s alleged substandard privacy and security practices.

A.	Proceedings in this Derivative Action

On June 11, 2020, plaintiff Hugues Gervat (“Gervat”) initiated the Gervat Action. On July 10, 2020, pursuant to the parties’ stipulation, the Court stayed the Gervat Action until resolution of a motion to dismiss the related Securities Action against Zoom and certain defendants.

On July 30, 2020, plaintiff Sara Anderson (“Anderson”) initiated the Anderson Action. On September 25, 2020, the Court consolidated the Gervat Action and the Anderson Action to form the Derivative Action, subject to a stay of proceedings pending the outcome of the motion to dismiss the Securities Action.

On February 8, 2021, plaintiff Suzanne Flannery made a demand on the Company to inspect its books and records pursuant to title 8 §220 of the Delaware General Corporation Law (the “220 Demand”). On October 27, 2021, after seeking, obtaining, and reviewing certain internal books and records from the Company pursuant to the 220 Demand, plaintiff Suzanne Flannery initiated the Flannery Action.

On November 17, 2021, the Court consolidated the Flannery Action into the Derivative Action, designated the complaint in the Flannery Action as the operative pleading in the Derivative Action, and designated the law firms of Gainey McKenna & Egleston, The Brown Law Firm, P.C., and Robbins LLP as Co-Lead Counsel for plaintiffs in the Derivative Action.

On February 16, 2022, the court in the Securities Action granted in part and denied in part the defendants’ motion to dismiss the consolidated complaint therein. Shortly thereafter, the defendants in the Securities Action filed a motion for reconsideration, which the court denied on March 8, 2023. Thus, the stay of this Derivative Action was lifted on March 8, 2023.

On June 12, 2023, Defendants filed an opening brief in support of their motion to dismiss the then-operative complaint in this Derivative Action.

On August 11, 2023, Plaintiff Flannery filed a Verified Stockholder Derivative Amended Operative Consolidated Complaint alleging claims for breaches of fiduciary duty and unjust enrichment against defendants Jonathan Chadwick, Carl M. Eschenbach, Peter Gassner, Dan Scheinman, Kelly Steckelberg, Santiago Subotovsky, Bart Swanson, and Eric S. Yuan (the “Complaint”) (D.I. 28).2

Defendants filed their opening brief in support of their motion to dismiss the Complaint (the “Defendants’ Motion to Dismiss”) on October 13, 2023; Plaintiff filed an answering brief to Defendants’ Motion to Dismiss on December 22, 2023; and Defendants filed their reply brief in support of Defendants’ Motion to Dismiss on January 26, 2024 (D.I. 36, 41, 47, 48, 49, 52, 55).

[2]

Former plaintiffs Gervat and Anderson were not named in the Complaint and thus are no longer parties in this Derivative Action. Former plaintiff Anderson will also respectfully request a service award for her participation in the litigation. Pursuant to the Court’s November 17, 2021, Order Consolidating Cases and Appointing Co-Lead Counsel, the law firms of Gainey McKenna & Egleston, The Brown Law Firm, P.C., and Robbins LLP continue to serve as Co-Lead Counsel in this Derivative Action (D.I. 13).

On April 1, 2024, the Settling Parties filed a Notice informing the Court that they were engaged in good-faith material settlement discussions and requesting a temporary stay of any proceedings while the Settling Parties attempted to reach a proposed resolution of this Derivative Action (D.I. 57).

B.	Settlement Efforts

In May 2022, the Parties (and the plaintiffs in the Gervat Action and Anderson Action) agreed to attend a mediation before the Honorable Layn R. Phillips (Ret.) of Phillips ADR (the “Mediator”), scheduled for May 23, 2022. Prior to submitting their mediation statement, plaintiffs in the Flannery Action, Gervat Action, and Anderson Action sent a joint settlement demand to Defendants. Plaintiffs in the Flannery Action, Gervat Action, and Anderson Action and Defendants submitted their respective mediation statements on May 13, 2022.

On May 23, 2022, plaintiffs in the Flannery Action, Gervat Action, and Anderson Action and Defendants participated in an all-day mediation overseen by the Mediator, but were unable to reach a resolution.

In the following months, the Settling Parties continued their arm’s-length, good faith settlement negotiations and ultimately agreed in principle to the material terms of the Settlement, including certain corporate governance reforms to be implemented by Zoom (the “Governance Reforms”).

After reaching an agreement on the consideration for the Settlement, the Settling Parties separately negotiated an appropriate amount of attorneys’ fees and litigation expenses to be paid to Plaintiff’s Counsel for the substantial benefits conferred upon Zoom through Plaintiff’s Counsel’s efforts. The Parties have agreed that Defendants and/or their insurers shall pay Plaintiff’s Counsel attorneys’ fees and expenses in the total amount of $1,350,000 (the “Fee and Expense Amount”), subject to Court approval.

The Settling Parties thereafter documented the Settlement in a Stipulation, executed on January 14, 2025.

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that this Derivative Action has substantial merit, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in this Derivative Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trial and possible appeals. Plaintiff’s Counsel also take into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent challenges of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Derivative Action.

Plaintiff’s Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Zoom’s internal books and records regarding the alleged wrongdoing, which were produced in connection with the 220 Demand; (ii) reviewing Zoom’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (iii) reviewing related media reports about the Company; (iv) researching applicable law with respect to the claims alleged in the Derivative Action and potential defenses thereto; (v) preparing and filing the complaints; (vi) conducting damages analyses; and (vii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Governance Reforms.

Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Zoom. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Zoom and has agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims alleged by Plaintiff in the Derivative Action, and the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Action. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Action. Defendants have, therefore, determined that it is in the best interests of Zoom for the Derivative Action to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Zoom’s website at https://investors.zoom.us. The following is only a summary of its terms.

Zoom’s Board, including each of its independent, non-defendant directors, in a good faith exercise of business judgment determined that: (i) the Settlement confers a substantial benefit upon Zoom and its stockholders; and (ii) the Settlement, and each of its terms, is in all respects fair, reasonable, and in the best interests of Zoom and its stockholders.

As consideration for the Settlement, Zoom has agreed to implement and maintain the corporate governance reforms set forth in Exhibit A to the Stipulation (“Governance Reforms”). The Governance Reforms shall be maintained by Zoom for a period of not less than three (3) years. Zoom and the Individual Defendants acknowledge that Plaintiff’s investigation, prosecution, and settlement of the derivative claims was a substantial factor in their agreement to implement and maintain the corporate governance reforms set forth in Exhibit A, and agree that the Governance Reforms are significant and confer substantial benefits upon Zoom and its stockholders.

The Governance Reforms provide for, among other things:

•	Board Independence: at least three-quarter of the members of the Board must be independent;

•	Director Education: required annual director training and continuing education;

•	Annual Performance Reviews: Additional requirements relating to the annual performance reviews for the members of the Board and its Committees;

•

Audit Committee: Enhancements to the duties and responsibilities of the Audit Committee, including, among others: (i) the Audit Committee shall receive quarterly updates from the Disclosure Committee on any material disclosure issues; (ii) the Audit Committee shall obtain input from management representatives, including the Disclosure Committee and CCO, as necessary, to support its review of the Company’s disclosures in SEC filings; (iii) management shall provide the Audit Committee with proposed earnings guidance prior to its issuance; (iv) the Audit Committee shall review earnings call transcripts within thirty (30) days of publication to confirm that public statements by Zoom executives on such calls match what was known about the Company’s financial condition and outlook at the time such statements were made; (v) the Audit Committee shall receive quarterly reports from the Company’s Chief Compliance and Ethics Officer (“CCO”) in order to assist the Audit Committee with its oversight responsibilities; and (vi) Audit Committee shall annually receive a report listing all trades in Zoom securities engaged by Section 16 officers;

•

Disclosure Committee: The Company agrees to formalize its management-level Disclosure Committee and will adopt a formal charter for the Disclosure Committee, the parameters of which are outlined in Exhibit A to the Stipulation of Settlement;

•

Whistleblower Policy: The Whistleblower Policy shall be amended to clarify that a report to law enforcement agencies may be made instead of, or in addition to, a report directly to the Company through its management or the Company’s reporting hotline;

•

Cybersecurity Risk Management Committee: Zoom acknowledges that Plaintiffs’ investigation, litigation, and settlement efforts were a substantial factor in causing Zoom to establish a new Board-level Cybersecurity Committee. The charter for the Cybersecurity Committee is set forth in Exhibit A to the Stipulation of Settlement. As part of the Settlement, the Cybersecurity Committee Charter shall be amended to require that: (i) the Cybersecurity Committee shall meet at least quarterly, and more often if necessary to fulfill its oversight responsibilities; and (ii) the Cybersecurity Committee shall report to the Board at least quarterly regarding the quality and effectiveness of the Company’s information technology and network systems, internal and external risks related to those information technology systems, and risks related to the security of and access to customer data; and

•

Insider Trading Controls: Zoom acknowledges that Plaintiffs’ investigation, litigation, and settlement efforts were a substantial factor in causing Zoom to enhance its Insider Trading Policy’s 10b5-1 Guidelines.

This Long-Form Notice provides a summary of some, but not all, of the Governance Reforms that Zoom has agreed to adopt as consideration for the Settlement. For a list of all of the Governance Reforms, please see Exhibit A to the Stipulation, which is available for viewing at the Court or on Zoom’s website at https://investors.zoom.us.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Zoom Stockholders and the Settlement Hearing contemplated by the Stipulation; and (ii) Court entry of the Judgment, approving the Settlement and dismissing with prejudice the Action, without awarding costs to any Party, except as provided herein, and that Judgment becoming final (the “Effective Date”).

Upon the Effective Date, the Released Plaintiff’s Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Plaintiff’s Claims (including Unknown Claims) against the Released Defendants’ Persons and any and all claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

Upon the Effective Date, each of the Released Defendants’ Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims (including Unknown Claims) against the Released Plaintiff’s Persons and any and all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

VI.	PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the Settlement, the Settling Parties discussed a fair and reasonable sum to be paid to Plaintiff’s Counsel for their attorneys’ fees and expenses. In consideration of the substantial benefits conferred upon Zoom as a direct result of the Settlement and Plaintiff’s and Plaintiff’s Counsel’s efforts in this litigation, and subject to Court approval, Defendants and/or their insurers shall pay Plaintiff’s Counsel the agreed-to amount of $1,350,000 (the “Fee and Expense Amount”). To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Derivative Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. Zoom stockholders are not personally liable for the payment of any award of attorneys’ fees and expenses.

Plaintiff’s Counsel may apply to the Court for service awards of up to $5,000 for Plaintiff and former plaintiff Anderson, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of the benefit Plaintiff and former plaintiff Anderson helped create for Zoom. Neither Zoom nor any of the Individual Defendants shall be liable for any portion of the service awards.

VII.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Gregory B. Williams, at the U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 North King Street, Courtroom 6B, Wilmington, Delaware 19801, or by telephone or videoconference (in the discretion of the Court) (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Long-Form Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Zoom Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, or why the agreed Fee and Expense Amount should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys’ fees and reimbursement of expenses to Plaintiff’s Counsel, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;

2. The case name and number In re Zoom Video Communications, Inc. Stockholder Derivative Litigation, Consol. C.A. No. 1:20-CV-00797-GBW;

3. Proof of being a Zoom stockholder currently and as of January 14, 2025;

4. The date(s) you acquired your Zoom shares;

5. A statement of each of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before June 17, 2025. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 North King St., Unit 18, Wilmington, Delaware 19801-3570 and serve such materials by that date, to each of the following Settling Parties’ counsel:

Co-Lead Counsel for Plaintiff:	Counsel for Defendants:

ROBBINS LLP	COOLEY LLP
Kevin A. Seely	Ryan Blair
5060 Shoreham Place, Suite 300	3175 Hanover Street
San Diego, CA 92122	Palo Alto, CA 94304
Telephone: (619) 525-3990	Telephone: (650) 843-5535
E-mail: kseely@robbinsllp.com	E-mail: rblair@cooley.com

GAINEY MCKENNA & EGLESTON
Thomas J. McKenna 260 Madison Avenue, 22nd Floor
New York, NY 10016
Telephone: (212) 983-1300
E-mail: tjmckenna@gme-law.com

THE BROWN LAW FIRM, P.C.
Timothy Brown 767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
E-mail: tbrown@thebrownlawfirm.net

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JUNE 17, 2025. Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any Current Zoom Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Zoom’s website at https://investors.zoom.us. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 North King St., Unit 18, Wilmington, Delaware 19801. Or you can call Robbins LLP, Kevin A. Seely, kseely@robbinsllp.com, telephone: (619) 525-3990, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR ZOOM REGARDING THIS LONG-FORM NOTICE.

DATED:
BY ORDER OF THE COURT UNITED STATES DISTRICT COURT OF THE DISTRICT OF DELAWARE